UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2016 (May 26, 2016)

THE WENDY’S COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dave Thomas Blvd., Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 764-3100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2016, The Wendy’s Company (the “Company”) announced that Todd Penegor has been appointed Chief Executive Officer of the Company, in addition to his current role as President, and that Emil Brolick has retired from management duties with the Company. Also as part of the senior leadership succession plan, Mr. Penegor has completed the transition of his duties as Chief Financial Officer of the Company to Gunther Plosch, who joined the Company on May 2, 2016. A copy of the press release announcing the events described in this Item 5.02 is attached hereto as Exhibit 99.1.

The information required by Item 5.02(c) of Form 8-K with respect to Messrs. Penegor and Plosch is incorporated herein by reference from the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 17, 2015 and April 19, 2016, respectively.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2016, the stockholders of the Company approved amendments to the Company’s Certificate of Incorporation to implement proxy access procedures (the “Proxy Access Amendments”). The Proxy Access Amendments were previously disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 11, 2016 (the “2016 Proxy Statement”) and are set forth in the Company’s Amended and Restated Certificate of Incorporation, which was filed with the Secretary of State of the State of Delaware on May 26, 2016.

The Proxy Access Amendments permit a stockholder, or a group of up to 25 stockholders, owning three percent or more of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the Company’s Board of Directors (or 25%, if the number of directors on the Board is less than ten), subject to the eligibility, notice, information and other requirements set forth in the Proxy Access Amendments.

The foregoing description of the Proxy Access Amendments is qualified in its entirety by reference to the Company’s Amended and Restated Certificate of Incorporation, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 26, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders: (i) elected each of the 11 director nominees; (ii) approved amendments to the Company’s Certificate of Incorporation to provide stockholders with a proxy access right; (iii) ratified the appointment of Deloitte & Touche LLP as the

Company’s independent registered public accounting firm for 2016; and (iv) approved an advisory resolution to approve executive compensation. A description of each proposal voted on at the Annual Meeting, and the voting results for each proposal, are set forth below. The proposals are further described in the 2016 Proxy Statement.

The proposal to elect each of the 11 nominees to serve as a director of the Company until the Company’s next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal, was approved, with each nominee receiving the affirmative vote of a majority of the votes cast with respect to such nominee’s election. Voting results with respect to each nominee were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nelson Peltz	197,996,395	5,061,637	899,767	42,015,876
Peter W. May	199,020,539	4,062,986	874,274	42,015,876
Emil J. Brolick	199,507,537	3,691,317	758,945	42,015,876
Janet Hill	199,509,256	3,711,477	737,066	42,015,876
Dennis M. Kass	201,535,427	1,653,862	768,510	42,015,876
Joseph A. Levato	199,195,032	3,997,103	765,664	42,015,876
Michelle J. Mathews-Spradlin	200,489,609	2,711,983	756,207	42,015,876
Matthew H. Peltz	198,349,621	4,599,277	1,008,901	42,015,876
Todd A. Penegor	200,197,376	3,001,553	758,870	42,015,876
Peter H. Rothschild	200,529,706	2,659,595	768,498	42,015,876
Arthur B. Winkleblack	201,858,012	1,209,365	890,422	42,015,876

The proposal to approve amendments to the Company’s Certificate of Incorporation to provide stockholders with a proxy access right was approved by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting. With respect to this proposal, voting results were as follows: (i) 201,550,923 votes for; (ii) 1,406,300 votes against; (iii) 1,000,576 abstentions; and (iv) 42,015,876 broker non-votes.

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016 was approved by the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote at the Annual Meeting. With respect to this proposal, voting results were as follows: (i) 244,243,210 votes for; (ii) 887,174 votes against; (iii) 843,291 abstentions; and (iv) no broker non-votes.

The proposal to approve an advisory resolution to approve executive compensation was approved by the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote at the Annual Meeting. With respect to this proposal, voting results were as follows: (i) 176,069,129 votes for; (ii) 26,670,932 votes against; (iii) 1,217,738 abstentions; and (iv) 42,015,876 broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of The Wendy’s Company, as filed with the Secretary of State of the State of Delaware on May 26, 2016.

99.1	Press release issued by The Wendy’s Company on May 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: May 27, 2016	By:	/s/ Dana Klein
Dana Klein
Senior Vice President – Corporate and Securities Counsel, and Assistant Secretary interim General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of The Wendy’s Company, as filed with the Secretary of State of the State of Delaware on May 26, 2016.

99.1	Press release issued by The Wendy’s Company on May 26, 2016.